UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 26, 2006

Advance America, Cash Advance Centers, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32363	58-2332639
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 North Church Street
Spartanburg, South Carolina 29306

(Address of principal executive offices) (Zip Code)

(864) 342-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 26, 2006, Advance America, Cash Advance Centers, Inc. (the “Company”) entered into Indemnification Agreements (the “Agreements”) with Kenneth E. Compton, the Company’s chief executive officer and a director, and Donovan A. Langford III, a director.  The Agreements provide that the Company will indemnify the covered executive officer or director to the fullest extent permitted by law.  The Agreements are in substantially the same form as the indemnification agreements previously entered into with the Company’s other directors and officers, the form of which was previously filed with the Securities and Exchange Commission as an exhibit to the Company’s Registration Statement on Form S-1 (file no. 333-118227) and is incorporated herein by reference.  The form of Indemnification Agreement should be reviewed for the complete set of terms and conditions relating thereto.

Also, on July 26, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of the Company recommended, and the independent members of the Board of Directors of the Company (the “Board”) approved, certain cash bonus arrangements for Mr. Compton and John I. Hill, the Company’s chief financial officer.  Pursuant to these arrangements, each named executive will be entitled to receive a cash bonus for 2006 equal to a target percentage of that executive’s base salary, with a maximum bonus equal to 120% of the base salary for Mr. Compton and 100% of the base salary for Mr. Hill.  Two thirds of the bonus will be based upon the Company’s overall performance, as measured by the Company’s fully diluted earnings per share for fiscal year 2006.  The remaining one third of the bonus will be based upon the executive’s individual performance, as measured by the factors the Committee may deem appropriate.  The overall target percentage may also be adjusted (reduced or increased) based upon the Company’s actual fully diluted earnings per share relative to certain specified targets.

Lastly, on July 26, 2006, the Nominating and Corporate Governance Committee of the Board recommended, and the Board approved, an increase in annual fees for non-executive directors to $70,000, not including meeting fees, effective as of July 1, 2006.

Item 2.02 Results of Operation and Financial Condition

On July 26, 2006, the Company issued a press release announcing its earnings for the fiscal quarter ended June 30, 2006.  The earnings release is attached hereto as Exhibit 99.1 to this current report.  This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events

On July 26, 2006, the Company announced that its Board of Directors declared a regular quarterly cash dividend of $0.11 per share payable on September 8, 2006, to stockholders of record on August 28, 2006.

As previously reported in the Company’s current report on Form 8-K, filed on June 21, 2006, a subsidiary of the Company has begun offering consumers in Pennsylvania a new financial service called the Advance America Choice-Line of Credit (“Choice-Line”).  Choice-Line allows customers access to up to $500 in credit for a monthly participation fee plus interest on outstanding loan balances.  Since the Company’s introduction of Choice-Line, representatives from the Pennsylvania Department of Banking have asserted, in both public comments and informal discussions with the Company, that this product violates the Pennsylvania Consumer Discount Company Act.  The Company, however, remains confident that it continues to operate in compliance with all applicable laws.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description

10.1	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.11 to the Company’s registration statement on Form S-1 (file no. 333-118227)).
10.2	Description of Cash Bonus Arrangement for Named Executive Officers
10.3	Description of Compensation Arrangement for Non-executive Directors
99.1	Press Release, dated July 26, 2006, of Advance America, Cash Advance Centers, Inc. furnished pursuant to Item 2.02 Results of Operations and Financial Condition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2006

Advance America, Cash Advance Centers, Inc.

By:	/s/ John I. Hill
John I. Hill
Executive Vice President and
Chief Financial Officer

Exhibit Number	Description

10.1	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.11 to the Company’s registration statement on Form S-1 (file no. 333-118227)).

10.2	Description of Cash Bonus Arrangement for Named Executive Officers

10.3	Description of Compensation Arrangement for Non-executive Directors

99.1	Press Release, dated July 26, 2006, of Advance America, Cash Advance Centers, Inc. furnished pursuant to Item 2.02 Results of Operations and Financial Condition.